Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2006 Incentive Compensation Plan of Golfsmith International Holdings, Inc. of our report dated March 10, 2006 (except Note 21, as to which the date is May 25, 2006) with respect to the consolidated financial statements of Golfsmith International Holdings, Inc. included in its Amendment No. 3 to the Registration Statement (Form S-1 No. 333-132414) filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Austin, Texas
July 7, 2006